Exhibit 99.1

Sierra Oncology Reports Third Quarter 2020 Results

- MOMENTUM Phase 3 clinical trial enrollment on track; top-line data anticipated in H1 2022 -

VANCOUVER, November 5, 2020 - Sierra Oncology, Inc. (SRRA), a late-stage biopharmaceutical company focused on the Phase 3 execution, registration and potential commercialization of momelotinib, a novel drug that may address serious unmet needs in myelofibrosis, today reported its financial and operational results for the third quarter ended September 30, 2020.

“We continue to make good progress in our pivotal MOMENTUM Phase 3 trial for momelotinib and anticipate completing target enrollment by approximately mid-2021 and reporting top-line data in H1 2022, subject to any unforeseen impact from COVID-19,” said Dr. Stephen Dilly, President and CEO of Sierra Oncology. “In addition, we anticipate presenting new analyses from previously completed Phase 3 studies of momelotinib at the American Society of Hematology annual meeting in December 2020.”

“We are also developing our internal capabilities to support potential future regulatory filings and commercialization of momelotinib in the U.S., with key hires made recently in Regulatory Affairs, Technical Operations, Legal, Pharmacovigilance, Commercial, Business Development and Medical Affairs,” added Dr. Dilly. “We remain well capitalized to complete enrollment for the MOMENTUM trial, report top-line results and to prepare for filing and pre-commercialization.”

Third Quarter 2020 Financial Results (all amounts reported in U.S. currency)

Research and development expenses were $10.4 million for the three months ended September 30, 2020 compared with $10.1 million for the three months ended September 30, 2019. The increase was primarily due to a $1.5 million increase in clinical trial costs for momelotinib and a $0.3 million increase in personnel-related costs pertaining to an increase in stock-based compensation. These increases were offset by a $1.5 million decrease in clinical trial, third-party manufacturing, and research and preclinical costs for SRA737. Research and development expenses included non-cash stock-based compensation of $1.2 million and $0.9 million for the three months ended September 30, 2020 and 2019, respectively.

Research and development expenses were $32.2 million for the nine months ended September 30, 2020, compared with $32.0 million for the nine months ended September 30, 2019. The increase was primarily due to a $7.6 million increase in clinical trial and development costs for momelotinib, and a non-cash charge of $1.5 million pertaining to the change in fair value of an obligation to issue common stock and a warrant to Gilead Sciences, Inc. (Gilead), which were issued during the first quarter of 2020. These increases were offset by a $6.6 million decrease in clinical trial, third-party manufacturing, research and preclinical costs for SRA737, a $1.8 million decrease in personnel-related and allocated overhead costs, and a $0.5 million decrease in third-party manufacturing costs for momelotinib. Research and development expenses included non-cash stock-based compensation of $2.7 million and $3.3 million for the nine months ended September 30, 2020 and 2019, respectively.

General and administrative expenses were $4.1 million for the three months ended September 30, 2020, compared to $3.2 million for the three months ended September 30, 2019. The increase was due to an increase in personnel-related and allocated overhead costs of $0.7 million, primarily relating to an increase in stock-based compensation, and an increase of $0.2 million in professional fees. General and administrative expenses included non-cash stock-based compensation of $0.9 million and $0.4 million for the three months ended September 30, 2020 and 2019, respectively.

General and administrative expenses were $14.9 million for the nine months ended September 30, 2020, compared to $10.0 million for the nine months ended September 30, 2019. The increase was due to a $3.8 million increase in personnel-related and allocated overhead costs, including a non-cash $2.2 million stock-based compensation charge pertaining to the resignation of an executive and $1.0 million of severance charges, and an increase of $1.1 million in professional fees primarily relating to pre-commercial planning costs for momelotinib. General and administrative expenses included non-cash stock-based compensation of $4.0 million and $1.5 million for the nine months ended September 30, 2020 and 2019, respectively.

Other income (expense), net was $22,000 of other expense, net for the three months ended September 30, 2020, compared to $0.3 million of other income, net for the three months ended September 30, 2019. The difference was primarily attributable to a decrease in interest income due to lower interest rates. Other income (expense), net was $15.7 million of other expense, net for the nine months ended September 30, 2020, compared to $1.0 million of other income, net for the nine months ended September 30, 2019. The difference was primarily attributable to a non-cash charge of $16.2 million related to the change in fair value of warrant liabilities which were reclassified to equity in January 2020.

For the three months ended September 30, 2020, Sierra incurred a Generally Accepted Accounting Principles (GAAP) net loss of $14.5 million compared to a GAAP net loss of $12.9 million for the three months ended September 30, 2019. For the nine months ended September 30, 2020, Sierra incurred a GAAP net loss of $62.9 million compared to a GAAP net loss of $40.8 million for the nine months ended September 30, 2019. The GAAP net loss for the nine months ended September 30, 2020 includes a non-cash charge of $16.2 million related to the change in fair value of warrant liabilities included in other income (expense), net and a $1.5 million non-cash charge pertaining to the obligation to issue securities to Gilead included in research and development expenses as mentioned above.

Non-GAAP adjusted net loss was $12.4 million for the three months ended September 30, 2020, compared with a non-GAAP adjusted net loss of $11.6 million for the three months ended September 30, 2019. Non-GAAP adjusted net loss for the three months ended September 30, 2020 and 2019 excludes expenses related to stock-based compensation. For the nine months ended September 30, 2020, Sierra incurred a non-GAAP adjusted net loss of $38.5 million compared to a non-GAAP adjusted net loss of $36.1 million for the nine months ended September 30, 2019. Non-GAAP adjusted net loss for the nine months ended September 30, 2020 excludes expenses related to the change in fair value of warrant liabilities, the change in fair value of the securities issuance obligation, and stock-based compensation. Non-GAAP adjusted net loss for the nine months ended September 30, 2019 excludes expenses related to stock-based compensation. See “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below for a reconciliation of this GAAP and non-GAAP financial measure.

Cash and cash equivalents totaled $109.0 million as of September 30, 2020, compared to $147.5 million as of December 31, 2019.

As of September 30, 2020, there were 10,495,732 total shares of common stock outstanding and warrants to purchase 11,102,251 shares of common stock, with an exercise price equal to $13.20 per share. There were 4,246,167 shares issuable upon exercise of stock options and an additional warrant to purchase 1,839 shares.

About Sierra Oncology

Sierra Oncology is a late stage biopharmaceutical company focused on the Phase 3 execution, registration and potential commercialization of momelotinib, a novel drug that may address serious unmet needs in myelofibrosis. Momelotinib is a selective and orally-bioavailable JAK1, JAK2 & ACVR1 inhibitor with a differentiated mechanism of action that enables it to potentially address all three key drivers of myelofibrosis: anemia of inflammation, constitutional symptoms and enlarged spleen. More than 1,200 subjects have received momelotinib since clinical studies began in 2009, including more than 800 patients treated for myelofibrosis. Several of these patients remain on treatment for more than 10 years.

Sierra is enrolling symptomatic and anemic patients, who have been treated previously with a JAK inhibitor in MOMENTUM, a randomized double-blind Phase 3 clinical trial. The U.S. Food and Drug Administration has granted Fast Track designation to momelotinib.

For more information, please visit www.sierraoncology.com.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Sierra Oncology’s expectations from current data, anticipated clinical development activities, impact of the COVID-19 pandemic on clinical trial plans, including enrollment and site initiations, expected timing of release of further momelotinib analysis, expected timing and success of enrollment of MOMENTUM, potential benefits of momelotinib, and Sierra Oncology’s capitalization and sufficiency of its capital resources. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements are subject to risks and uncertainties, including, among others, the risk that Sierra Oncology’s cash resources may be insufficient to fund its current operating plans and it may be unable to raise additional capital when needed, the risk that disruptions and impacts of COVID-19 will be significant and lengthy, Sierra Oncology may be unable to successfully develop and commercialize momelotinib, momelotinib may not demonstrate safety and efficacy or otherwise produce positive results, Sierra Oncology may experience delays in the clinical development of momelotinib, Sierra Oncology may be unable to acquire additional assets to build a pipeline of additional product candidates, Sierra Oncology’s third-party manufacturers may cause its supply of materials to become limited or interrupted or fail to be of satisfactory quantity or quality, Sierra Oncology may be unable to obtain and enforce intellectual property protection for its technologies and momelotinib and the other factors described under the heading “Risk Factors” set forth in Sierra Oncology’s filings with the Securities and Exchange Commission from time to time. Sierra Oncology undertakes no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

SIERRA ONCOLOGY, INC.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	September 30, 2020	December 31, 2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$109,014	$147,528
Prepaid expenses and other current assets	2,956	2,369
Total current assets	111,970	149,897
Property and equipment, net	63	113
Operating lease right-of-use asset	354	589
Other assets	657	729
TOTAL ASSETS	$113,044	$151,328
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accrued and other liabilities	$5,727	$7,170
Accounts payable	1,540	1,019
Deferred revenue	200	—
Warrant liabilities	—	45,935
Securities issuance obligation	—	10,485
Total current liabilities	7,467	64,609
Operating lease liability	217	374
TOTAL LIABILITIES	7,684	64,983
STOCKHOLDERS’ EQUITY:
Preferred stock	—	1
Common stock	10	74
Additional paid-in capital	933,916	851,957
Accumulated deficit	(828,566)	(765,687)
TOTAL STOCKHOLDERS’ EQUITY	105,360	86,345
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$113,044	$151,328

SIERRA ONCOLOGY, INC.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Collaboration revenue	$100	$—	$100	$—
Operating expenses:
Research and development	10,432	10,113	32,212	31,978
General and administrative	4,112	3,151	14,916	9,995
Total operating expenses	14,544	13,264	47,128	41,973
Loss from operations	(14,444)	(13,264)	(47,028)	(41,973)
Other income (expense), net:
Changes in fair value of warrant liabilities	—	—	(16,240)	—
Other income (expense), net	(22)	288	495	961
Total other income (expense), net	(22)	288	(15,745)	961
Loss before provision for (benefit from) income taxes, net	(14,466)	(12,976)	(62,773)	(41,012)
Provision for (benefit from) income taxes, net	39	(73)	106	(199)
Net loss	$(14,505)	$(12,903)	$(62,879)	$(40,813)
Net loss per common share, basic and diluted	$(1.39)	$(6.91)	$(6.09)	$(21.88)
Weighted-average shares used in computing net loss per common share, basic and diluted	10,441,384	1,867,176	10,331,650	1,865,503

Non-GAAP Financial Measures

In addition to operating results as calculated in accordance with GAAP, Sierra Oncology uses certain non-GAAP financial measures when evaluating operational performance. The following table presents the company’s net loss and net loss per common share calculated in accordance with GAAP and as adjusted to remove the impact of certain non-cash charges. Sierra Oncology’s management believes that these non-GAAP financial measures are useful to enhance understanding of the company’s financial performance, and are more indicative of its operational performance and facilitate a better comparison among fiscal periods.

These non-GAAP financial measures are not, and should not be viewed as, substitutes for GAAP reporting measures. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. Sierra Oncology believes that non-GAAP financial measures should only be used to evaluate its results of operations in conjunction with the corresponding GAAP financial measures. Sierra Oncology encourages investors to carefully consider its results under GAAP, as well as the reconciliations between these presentations, to more fully understand our business.

Non-GAAP adjusted net loss and non-GAAP adjusted net loss per share exclude changes in fair value for warrant liabilities, changes in fair value for a securities issuance obligation and stock-based compensation. Sierra Oncology excludes changes in fair value of warrant liabilities because it is a non-cash expense and has no direct correlation to the operation of its business. Sierra Oncology excludes a non-cash charge pertaining to the changes in fair value of an obligation to issue common stock and a warrant to Gilead because it is a non-cash expense. Sierra Oncology excludes non-cash stock-based compensation expense from its non-GAAP financial measures because it believes that excluding this item provides meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions.

SIERRA ONCOLOGY, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(unaudited)

(in thousands, except share and per share data)

A reconciliation between GAAP net loss to non-GAAP adjusted net loss and GAAP net loss per common share to non-GAAP adjusted net loss per common share:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
GAAP net loss	$(14,505)	$(12,903)	$(62,879)	$(40,813)
Adjustments:
Changes in fair value of warrant liabilities (1)	—	—	16,240	—
Changes in fair value to securities issuance obligation (2)	—	—	1,485	—
Stock-based compensation (3)	2,074	1,280	6,609	4,737
Non-GAAP adjusted net loss	$(12,431)	$(11,623)	$(38,545)	$(36,076)
GAAP net loss per common share, basic and diluted	$(1.39)	$(6.91)	$(6.09)	$(21.88)
Adjustment to net loss per common share	0.20	0.69	2.36	2.54
Non-GAAP adjusted net loss per common share, basic and diluted	$(1.19)	$(6.22)	$(3.73)	$(19.34)
Weighted-average shares used in computing net loss per common share, basic and diluted	10,441,384	1,867,176	10,331,650	1,865,503

(1)	To reflect a non-cash charge to other income (expense), net for the changes in fair value of warrant liabilities.
(2)	To reflect a non-cash charge to research and development expense for the changes in fair value pertaining to the obligation to issue common stock and a warrant to Gilead.
(3)	To reflect a non-cash stock-based compensation charge to research and development expense and general and administrative expense.

Contact:

James Smith

Vice President, Corporate Affairs

Sierra Oncology

604.558.6536

investors@sierraoncology.com